EXHIBIT 5
Gary R. Henrie
Attorney at Law
Licensed and the States of Utah and Nevada
2510 E. Sunset Rd. Unit 5-779
Las Vegas, NV  89120

December 13, 2013

Maple Tree Kids, Inc.
119 Rockland Center, Suite 75
Nanuet, NY  10954

Re:     Maple Tree Kids, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as special Nevada counsel for Maple Tree Kids, Inc., a Nevada corporation (the "Company"), for the purpose of issuing this opinion letter in connection with the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.  The Registration Statement relates to the offering of 5,000,000 shares of the Company’s common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain minutes of the board of directors; and (e) such statutes, records and other documents as I have deemed relevant.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof and the truthfulness of statements set forth in such documents.  In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 5,000,000 shares of common stock to be sold by the Company, upon proper payment therefore, will be legally issued, fully paid and non-assessable.  This opinion is based on Nevada general corporate law, all applicable Nevada statutory provisions and reported judicial decisions interpreting these laws.

Very truly yours,

/s/ Gary R. Henrie
_______________________________________
Gary R. Henrie, Esq.

EXHIBIT 23.2

Gary R. Henrie
Attorney at Law
Licensed and the States of Utah and Nevada
2510 E. Sunset Rd. Unit 5-779
Las Vegas, NV  89120

I hereby consent to the use of my opinion in the body of the Registration Statement of Maple Tree Kids, Inc. on Form S-1 and as an Exhibit to the Registration Statement and to all references to myself under the caption Legal Matters in the Registration Statement.

Very truly yours,

/s/ Gary R. Henrie
_____________________________________
Gary R. Henrie, Esq.
December 13, 2013